Exhibit 10.1.5.3

AMENDMENT TO THE
CONSOLIDATED EDISON
THRIFT SAVINGS PLAN

Amending the Thrift Savings Plan to
Increase the Ceiling on
the Percent of a Variable Pay Award
Taken Into Account for
Certain Con Edison Clean Energy Businesses, Inc. Officers, and to Permit the Adoption of a Modified Defined Contribution Pension Formula for Certain Employees of Con Edison Clean Energy Businesses, Inc.
Effective January 1, 2019

Exhibit 10.1.5.3

Whereas, pursuant to Article XI, Miscellaneous, Section 11.01, Amendment, the Board of Directors and the Board of Trustees have the authority to amend in whole or in part any or all of the provisions of the Consolidated Edison Thrift Savings Plan (the “Savings Plan”); and
Whereas, on November 15, 2018, the Board of Directors and Board of Trustees resolved to amend the Thrift Savings Plan, effective January 1, 2019, to change the amount of annual incentive compensation included in the definition of compensation for the purpose of determining future benefits under the defined contribution pension formula for officer employees of Con Edison Clean Energy Businesses, Inc. from 25 percent to 36 percent of base annual salary or pay; and

Whereas, on November 15, 2018, the Board of Directors and Board of Trustees also resolved to amend the Thrift Savings Plan, effective January 1, 2019, to provide for a modified Defined Contribution Pension Formula contribution for certain direct hire employees of Con Edison Clean Energy Businesses, Inc.; and

Whereas, the Plan Administrator wishes to clarify certain other provisions relating to the participation of employees of Con Edison Clean Energy Businesses, Inc.; and

Whereas, pursuant to the November 15, 2018 resolutions, the Vice President - Human Resources (an "Authorized Officer") is authorized to execute the specified amendments to the Thrift Savings Plan in such form as the Authorized Officer may approve, her execution to be evidence conclusively of his or her approval thereof;

Exhibit 10.1.5.3

Now, therefore, the Savings Plan is amended as set forth below:

Amendment Number 1

The Title Page to the Thrift Savings Plan is amended by adding at the end of the Amendment List the following:

•
Amended, effective January 1, 2019, to change the amount of the award included in the definition of Annual Variable Pay Award for the purpose of determining future benefits under the Defined Contribution Pension Formula for CEB Officers.

•	Amended, effective January 1, 2019, to provide for a modified Defined Contribution Pension Formula contribution for current and future direct hire CEB employees.

Amendment Number 2

The Introduction is amended, to add at the end of that Section:

As a result of the Board of Directors and Board of Trustees decision on November 15, 2018, to amend the Thrift Savings Plan, effective January 1, 2019, the Thrift Savings Plan is amended to increase the amount of annual incentive compensation included in determining future pension benefits under the Defined Contribution Pension formula for officer

Exhibit 10.1.5.3

employees of Con Edison Clean Energy Businesses, Inc. from 25% to 36% of the rate of base annual salary or pay.

As a result of the Board of Directors and Board of Trustees decision on November 15, 2018, to amend the Thrift Savings Plan, effective January 1, 2019, the Thrift Savings Plan is amended to provide for a modified Defined Contribution Pension Formula contribution equal to 3% of basic straight time compensation for current and future CEB Direct Hire Participants.

Amendment Number 3

Article III, Contributions, Section 3.05, Employer Matching Contributions – Participating Contributions Eligible for Employer Matching Contributions, Subsection (n)(viii), is deleted and amended in its entirety as follows:

(vii)    Effective as of January 1, 2017, if during a Plan Year, on account of the IRC Code limit, a CECONY Management Participant, O&R Management Participant or CET Participant’s Pre-Tax Contributions and/or Roth Contribution must stop before the end of the Plan Year, each Employer will contribute an additional Employer Matching Contribution on behalf of such Participant (“True-up Contribution”). The True-Up Contribution will be made as soon as administratively possible after the end of the Plan Year only for each CECONY Management Participant, O&R Management Participant or CET Participant who was actively employed on the last day of the Plan Year. The True-Up Contribution will equal the difference between 3% or 6%, as applicable, of such Participant’s Compensation on an annual basis minus his or her total Employer Matching Contributions made during

Exhibit 10.1.5.3

the year. Effective as of January 1, 2018, this Subsection also applies to CEB Participants.

Amendment Number 4

Article XV, Defined Contribution Pension Formula, Section 15.01, Definitions Applicable to the Defined Contribution Pension Formula, is amended by adding new Subsections 15.01(e), 15.01(f) and 15.01(g) to the end of the Section, as follows:

(e)        CEB Direct Hire means an Eligible Employee directly hired by CEB.

(f)        CEB Officer     means an officer employee of Consolidated Edison Clean Energy Businesses, Inc., as designated by the Board of Directors of Consolidated Edison Clean Energy Businesses, Inc.

(g)        CEB Transfer     means an Eligible Employee who previously worked at CECONY or O&R and was covered under the DCPF and who subsequently directly transferred to work at CEB.

Amendment Number 5

Article XV, Defined Contribution Pension Formula, Section 15.01, Definitions Applicable to the Defined Contribution Pension Formula, Subsection 15.01(a) Annual Variable Pay Award, is amended, by adding at the end of the Subsection, the following sentence:

Exhibit 10.1.5.3

Effective January 1, 2019, the amount of any award to be counted for a CEB Officer who is a Management DCPF Participant has been increased from 25% to 36% of the CEB Officer’s annual rate of base annual salary or pay in effect as of December 31st of the Plan Year prior to the Plan Year in which the award is paid.

Amendment Number 6

Article XV, Defined Contribution Pension Formula, Section 15.01, Definitions Applicable to the Defined Contribution Pension Formula, Subsection 15.01(b) DCPF Participant is amended, by adding at the end of the Subsection, the following sentence:

Effective January 1, 2019, A DCPF Participant also includes CEB Direct Hires.

Amendment Number 7

Article XV, Defined Contribution Pension Formula, Section 15.02, DCPF – Eligible Groups – Terms and Dates of Coverage, is amended by adding a new Subsection 15.02(f) as follows, and renumbering any subsequent subsections accordingly:

(f)    Effective on and after January 1, 2019, CEB established a modified DCPF for CEB Direct Hires. For purposes of clarification, a CEB Transfer who was previously covered under the DCPF prior to his or her transfer to CEB will continue to be covered under the terms of the DCPF as in effect immediately prior to the transfer to CEB (subject to any subsequent amendments thereto).

Exhibit 10.1.5.3

Amendment Number 8

Article XV, Defined Contribution Pension Formula, Section 15.10, Participation Rules for Management DCPF Participant and CECONY Management Employee, O&R Management Employee, and CET Employee, is deleted and amended in its entirety as follows:

15.10 Participation Rules for Management DCPF Participant and CECONY Management Employee, O&R Management Employee, CET Employee, and CEB Direct Hire

(a)     Effective January 1, 2017, the Company will establish a separate Defined Contribution Pension Account for each Management DCPF Participant, including each such person rehired, reemployed, reinstated, returning after a break to or otherwise on the active payroll on or after January 1, 2017, and each Management Employee who exercised his or her Pension Choice in favor of participating in the DCPF (each a “Management DCPF Participant”). Each Employer will contribute, at the end of each calendar quarter (end of March, June, September, and December), or as soon as administratively possible, a Compensation Credit.

(b)    Effective January 1, 2019, the Company will establish a separate Defined Contribution Pension Account for each CEB Direct Hire on the active payroll on or after January 1, 2019. CEB will contribute, at the end of each calendar quarter (end of March, June, September, and December), or as soon administratively possible, a Compensation Credit. For purposes of clarification, a CEB Transfer who was previously covered under the DCPF prior to his or her

Exhibit 10.1.5.3

transfer to CEB will continue to be covered under the terms of the DCPF as in effect immediately prior to the transfer to CEB (subject to any subsequent amendments thereto).

Amendment Number 9

Article XV, Defined Contribution Pension Formula, Section 15.12 Dates of Participation – By Group Classification and, if applicable, Collective Bargaining Agreement, Subsection 15.12(d), is amended by adding at the end of the Subsection, the following:

Employee Group	Date of Participation – By New Hires with Pension Choice Elections Date Beginning and Ending Pension Choice Election for New Hires	Date of Participation – By Cash Balance Participants Transferring with Pension Choice Election Date Ending Pension Choice Election	Date of Participation - By Date of Hire No Pension Choice Election. Eligible Employee Covered by DCPF
CEB Direct Hires			Effective January 1, 2019, each CEB Direct Hire on the active payroll as of January 1, 2019 or hired on or after that date is covered under the DCPF under a modified formula.

Amendment Number 10
Article XV, Defined Contribution Pension Formula, Section 15.13 Defined Contribution Pension Formula, Subsection 15.13(a), is

Exhibit 10.1.5.3

amended by adding at the end of the Subsection, the following

Defined Contribution Pension Formula for CEB Direct Hires

Special Formula for CEB Direct Hires (effective on and after January 1, 2019)	3% of Basic Straight Time Compensation earned in the quarter

Amendment Number 11
Article XV, Defined Contribution Pension Formula, Section 15.15 Vesting in Compensation Credit Contributions, is amended by adding at the end of the Section, a new subsection 15.15(f) as follows:

(f)    Each CEB Direct Hire will be 100% vested in his or her DCPF Account upon completion of three Years of Vesting Service.

IN WITNESS WHEREOF, the undersigned has caused this
instrument to be executed on this 30th day of December, 2019.

/s/ Nancy Shannon
Nancy Shannon
Vice President of Human Resources of
Consolidated Edison Company of New York, Inc.
And the Plan Administrator of the Thrift Savings Plan